FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1
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Contact: Lorraine D. Miller, CFA
         Senior Vice President - Investor Relations
         404.760.7180

                           WESTPOINT STEVENS RECEIVES
                  COURT APPROVAL OF SERIES OF FIRST DAY MOTIONS

  NORMAL BUSINESS OPERATIONS CONTINUE; INTERIM ACCESS TO DIP FINANCING APPROVED

WEST POINT, GEORGIA (June 3, 2003) - WestPoint Stevens Inc. (OTCBB: WSPT) (www.westpointstevens.com) today announced that the U.S. Bankruptcy Court approved a series of the Company's "first day" motions, ensuring that WestPoint Stevens can continue regular operations throughout the reorganization proceeding.

"The Court's granting of our first day motions enables us to remain focused on the Company's top priority - delivering superior products and service to our customers, as we work to strengthen WestPoint Stevens' future," said M.L. (Chip) Fontenot, President and Chief Operating Officer of WestPoint Stevens Inc.

The court approved, among other things, motions related to:

          o    Normal payment of employee salaries, wages and benefits;

          o Continued participation in Workers' Compensation Insurance programs;

          o Payment to vendors for post-petition delivery of goods and services;

          o    Payment of certain pre-petition obligations to customers;

          o    Continued payment of utilities.

The Court also approved under interim order, access to $175 million in debtor-in-possession ("DIP") financing for use by the Company. The $175 million of interim DIP financing is part of the $300 million commitment from a group of lenders led by Bank of America and Wachovia. The DIP, in addition to normal cash flow will be available to fund ongoing operations.

As previously announced, WestPoint Stevens Inc. and certain of its subsidiaries filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York on June 1, 2003.

WestPoint Stevens Inc. is the nation's premier home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM -- all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries -- and under licensed brands including RALPH LAUREN HOME, DISNEY HOME, GLYNDA TURLEY and SIMMONS BEAUTYREST. WestPoint Stevens is also a manufacturer of the MARTHA STEWART and JOE BOXER bed and bath lines. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors. The information contained in this release is as of June 3, 2003. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

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